Exhibit 1

                                               [BHP Logo]
                                               BHP Billiton Limited
                                               180 Lonsdale Street
                                               Melbourne Victoria 3000 Australia
                                               GPO BOX 86A
                                               Melbourne Victoria 3001 Australia
                                               Telephone: 9609 3333
                                               Facsimile +61 3 9609 4372
                                               bhpbilliton.com


28 April 2005



Mr Peter Horton
Company Secretary
WMC Resources Ltd

And to:

The Manager
Companies Announcement Platform
Australian Stock Exchange Limited



TAKEOVER BID FOR WMC RESOURCES LTD - EXTENSION OF OFFER PERIOD

BHP Billiton has extended the offer period for its takeover bid for WMC Resources. The offer now closes at 7:30 pm (Melbourne time) on 3 June 2005.

Attached are:

     o a letter that is being sent by BHP Billiton to WMC Resources shareholders;

     o    a notice by BHP  Billiton  Lonsdale  Investments  Pty Ltd  pursuant to section 650D of the Corporations Act 2001 (C'th), giving formal notice of the extension of the offer period; and


     o    a notice by BHP  Billiton  Lonsdale  Investments  Pty Ltd  pursuant to section 630(2) of the Corporations Act, giving notice of 26 May 2005 as the new date for giving notice on the status of conditions of the offer.

In addition, a formal notice declaring the offer free of the condition set out in clause 5.1(b) of the Bidder's Statement (FIRB approval condition) is also enclosed.

Yours faithfully

/s/ Karen Wood

Karen Wood
Company Secretary


                                A member of the BHP Billiton group
                                which is headquartered in Australia

                                Registered Office: Level 27, 180 Lonsdale Street Melbourne Victoria 3000 Australia

                                ABN 49 004 028 077
                                Registered in Australia